EXHIBIT 99.1

American River Bankshares Announces Successful Closing of Common Stock Offering

Sacramento, CA, December 17, 2009 – American River Bankshares (the “Company”) (NASDAQ-GS: AMRB), the Northern California-based holding company for American River Bank (the “Bank”), today announced that it has closed the previously announced public offering of 4,048,000 shares of its common stock at $6.25 per share. The number of shares includes 528,000 shares of the Company’s common stock purchased by the underwriters to cover over-allotments. The Company received net proceeds from the offering of approximately $23.8 million, after underwriting discounts and commissions and estimated expenses. The shares were sold in an underwritten public offering by Howe Barnes Hoefer & Arnett, Inc. acting as lead manager and Wunderlich Securities, Inc. as co-manager.

The Company intends to use the net proceeds from the offering for general corporate purposes including organic growth and opportunistic acquisitions.

“Investor interest in the offering, both locally and nationally, was extremely healthy, which I believe is a vote of confidence for the economy in Northern California as well as for strong franchises like ours,” said David Taber, President and CEO of American River Bankshares. He continued, “Over the next few years, I believe we will see unprecedented growth opportunities, and having a strong capital base will be an important factor in our continued success.”

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained by contacting Howe Barnes Hoefer & Arnett, 222 S. Riverside Plaza, 7th Floor, Chicago, IL 60606 or by calling toll-free 800-800-4693.

About American River Bankshares

American River Bankshares is the parent company of American River Bank, a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank in Sonoma County and Bank of Amador in Amador County. For more information, please call (916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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